U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19th, 2019

JUFEEL INTERNATIONAL GROUP
(Exact Name of Registrant as Specified in its Charter)

Wyoming	333-229777	82-3002644
(State of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

85 Jinshui East Road 19/F, Tower 3, Yabao Zhengzhou, Henan Province, PRC
(Address of principal executive offices)

+86 (371) 53626656 (Registrant's telephone number including area code) Not Applicable (former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Appointment of Certain Officers

On August 19, 2019, Marc P. Palker, was appointed as the new CFO of the Company. Marc P. Palker is President at MPP Associates, Inc. and has spent over 40 years in senior financial management positions with small and midsized public and private companies. Marc’s expertise includes mergers and acquisitions. SEC compliance, SOX implementation and maintenance, GAAP, cash management, business advisory services and project management. Marc’s industry experience includes, distribution, manufacturing, healthcare, importing, consumer products telecommunications, biotech medical, medical practices, real estate and management service organizations. He has held such titles as: Senior Vice President, Chief Financial Officer and Controller.

Marc spent three and a half years as a Director with CFO Consulting Partners, LLC. Marc headed up the firm’s Long Island practice. His experience with CFO Consulting Partners included holding interim and part-time CFO positions, performing merger and acquisition due diligence, pre-audit work, Sarbanes-Oxley testing and the mentoring of senior financial officers. As a CFO, Marc identified possible acquisitions leading to negotiations and close of the transaction.

Prior to joining CFO Consulting Partners, Marc held various positions in senior financial management of public, private and family owned businesses. He has successfully completed initial public offerings, secondary offerings and private placements. Marc has selected acquisition targets and managed the acquisition from negotiations to close and post-closing integration. He has been involved in SEC reporting, SOX implementation and maintenance, GAAP consulting, systems design and implementation and mergers and acquisitions post integration. He has assisted numerous public companies with their initial compliance of the Sarbanes Oxley Act and designed cost-efficient maintenance programs for them to stay in compliance. Marc has assisted clients with due diligence reviews of potential acquisition candidates and prepared related proforma information.

Marc’s professional associations include the Institute of Management Accountants (IMA), where he served as Global Chair of the Board of Directors in 2016-2017. He currently serves on the Global Board of Directors as a member of the Emeritus Committee for life.. Marc previously served as National Vice President, National Director and National Committee Chair. Marc joined the Global Board of Directors of IMA on July 1, 2011 for a two-year term. Recently his term was extended to June 30, 2019 through being elected Chair. He has served on the Member Relations Committee, Volunteer Leadership Committee, Planning and Development Committee of the Board and the Nominating Committee. Marc is also a Past President of the Accountant/Attorney Networking Group (AANG) on Long Island and a former member of the Board of Directors for the Long Island Chapter of the Turnaround Management Association. Mr. Palker current serves as Treasurer of the Bob Feller Act of Valor Award Foundation.. Mr. Palker recently was named to the Board of Directors of Ambiance Healthcare.

Marc has a BS in Accounting from Rider University and an MBA in Finance from St. John’s University. Marc is also a Certified Management Accountant, Registered Tax Return Preparer and is Certified in Strategy and Competitive Analysis. He is a member of the IMA Speakers Bureau and has lectured for the IMA at numerous colleges and universities on leadership and general accounting and SEC topics.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

a.	None.
b.	Exhibits

Number	Exhibit
None.

_________

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

JUFEEL INTERNATIONAL GROUP

Dated: August 19, 2019	By:	/s/ Rongxuan Zhang
Rongxuan Zhang
Chief Executive Officer

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